CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑3 (Nos. 333-206928, 333-169599,  333-75275, 333-155530, 333-125671,333-132803, 333-140107, 333-37976 and 333-38230) and Forms S-8 (Nos. 333-34079, 333-63470, 333-116072, 333-152008, 333-188647, 333-205723 and 333-213433) of Juniper Pharmaceuticals, Inc. of our report dated March 9, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 9, 2018